UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) - November 9, 2022

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 9, 2022, Oncor Electric Delivery Company LLC (“Oncor”) entered into a First Amendment (the “Amendment”) to the Revolving Credit Agreement, dated as of November 9, 2021 (as amended, the “Credit Agreement”) among Oncor, as borrower, the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent for the Lenders and as swingline lender, the fronting banks from time to time parties thereto for letters of credit issued thereunder and the other financial institutions party thereto, including Citibank, N.A. and Wells Fargo Securities, LLC, as co-sustainability structuring agents.

The Credit Agreement provides for an unsecured revolving credit facility in an aggregate principal amount of up to $2.0 billion. The Credit Agreement also contains a customary accordion feature allowing Oncor to request an increase of up to $400 million, in $100 million increments, provided certain conditions set forth in the Credit Agreement are met. The Amendment extends the existing commitments thereunder for a period of one year, to November 9, 2027. Following the Amendment, the Credit Agreement gives Oncor the option of extending such commitments for up to one additional one-year period.

The Amendment also replaces the LIBOR-based interest rate under the Credit Agreement with interest rates based on the secured overnight financing rate (“SOFR”), subject to adjustments as specified therein. Following the Amendment, loans under the Credit Agreement bear interest at a per annum rate equal to, at Oncor’s option, (i) term SOFR for the interest period relevant to such borrowing plus an adjustment of 0.10% or (ii) an alternate base rate (the highest of (1) the prime rate of JPMorgan, (2) the greater of the federal funds effective rate or the overnight bank funding rate, plus 0.50%, and (3) term SOFR for an interest period of one month plus an adjustment of 0.10% plus 1.0%), plus, in each case, the applicable margin. The applicable margin remains unchanged as a result of the Amendment. In addition, the Amendment makes certain other modifications to the Credit Agreement, including revisions to the alternative rate of interest provisions.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete terms of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The Lenders and their respective affiliates have, from time to time, performed various financial advisory, dealer, commercial banking, investment banking and/or trustee services for Oncor and certain of its affiliates for which they have received customary fees and expenses.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to the Revolving Credit Agreement, dated as of November 9, 2022, among Oncor Electric Delivery Company LLC, as borrower, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and as swingline lender, the fronting banks from time to time party thereto for letters of credit issued thereunder and the other financial institutions party thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: November 9, 2022